Exhibit 20.6
Page 1 of 3

                            Navistar Financial 1999 - A Owner Trust
                                  For the Month of July 2000
                             Distribution Date of August 15, 2000
                                   Servicer Certificate #15

Original Pool Amount                                      $714,764,750.47

Beginning Pool Balance                                    $466,968,567.50
Beginning Pool Factor                                           0.6533178

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $14,578,955.49
     Interest Collected                                     $3,305,918.35

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $936,067.84
Total Additional Deposits                                     $936,067.84

Repos / Chargeoffs                                            $769,977.20
Aggregate Number of Notes Charged Off                                 141

Total Available Funds                                      $18,820,941.68

Ending Pool Balance                                       $451,619,634.81
Ending Pool Factor                                              0.6318437

Servicing Fee                                                 $389,140.47

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $25,419,435.73
     Target Percentage                                              5.25%
     Target Balance                                        $23,710,030.83
     Minimum Balance                                       $14,295,295.01
     (Release) / Deposit                                   ($1,709,404.90)
     Ending Balance                                        $23,710,030.83

Current Weighted Average APR:                                      8.474%
Current Weighted Average Remaining Term (months):                   37.16

Delinquencies                                            Dollars        Notes
     Installments:                 1 - 30 days        $3,025,032.53     2,462
                                   31 - 60 days         $961,324.22       645
                                   60+  days            $307,545.62       170

     Total:                                           $4,293,902.37     2,477

     Balances:                     60+  days          $6,615,852.91       170

Memo Item - Reserve Account
     Prior Month                                     $24,515,849.79
+    Invest. Income                                     $129,556.77
+    Excess Serv.                                       $774,029.17
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $25,419,435.73

Exhibit 20.6
Page 2 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of July 2000

                                                                               NOTES

                                    TOTAL         CLASS A - 1      CLASS A - 2      CLASS A - 3     CLASS A - 4     CLASS B NOTES
                               $714,764,750.47  $147,000,000.00  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47
Original Pool Amount
Distributions:
   Distribution Percentages                               0.00%           96.50%            0.00%            0.00%           3.50%
   Coupon                                               5.0025%          5.5500%          5.9500%          6.1300%         6.2200%

Beginning Pool Balance         $466,968,567.50
Ending Pool Balance            $451,619,634.81

Collected Principal             $14,578,955.49
Collected Interest               $3,305,918.35
Charge - Offs                      $769,977.20
Liquidation Proceeds/Recoveries    $936,067.84
Servicing                          $389,140.47
Cash Transfer from Reserve Account       $0.00
Total Collections Available
  for Debt Service              $18,431,801.21

Beginning Balance              $466,968,567.51            $0.00   $99,731,683.44  $200,000,000.00  $145,745,000.00  $21,491,884.07

Interest Due                     $2,308,839.35            $0.00      $461,259.04      $991,666.67      $744,514.04     $111,399.60
Interest Paid                    $2,308,839.35            $0.00      $461,259.04      $991,666.67      $744,514.04     $111,399.60
Principal Due                   $15,348,932.69            $0.00   $14,811,720.05            $0.00            $0.00     $537,212.64
Principal Paid                  $15,348,932.69            $0.00   $14,811,720.05            $0.00            $0.00     $537,212.64

Ending Balance                 $451,619,634.82            $0.00   $84,919,963.39  $200,000,000.00  $145,745,000.00  $20,954,671.43
Note / Certificate Pool Factor                           0.0000           0.4311           1.0000           1.0000          0.8375
   (Ending Balance / Original Pool Amount)
Total Distributions             $17,657,772.04            $0.00   $15,272,979.09      $991,666.67      $744,514.04     $648,612.24

Interest Shortfall                       $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                      $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
     Total Shortfall                     $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
         (required from Reserve)
Excess Servicing                   $774,029.17
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance  $25,419,435.73
(Release) / Draw                ($1,709,404.90)
Ending Reserve Acct Balance     $23,710,030.83

Exhibit 20.6
Page 3 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of July 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                                 5                4                  3                2                 1
                                              Mar-00           Apr-00             May-00           Jun-00            Jul-00
Beginning Pool Balance                   $537,539,093.52   $517,062,538.52   $502,327,257.81   $484,389,584.90   $466,968,567.50

A)   Loss Trigger:
Principal of Contracts Charged Off         $1,246,287.60     $1,512,792.75       $950,683.77       $707,604.90       $769,977.20
Recoveries                                 $1,060,161.17     $1,430,422.22       $707,246.95       $690,800.91       $936,067.84

Total Charged Off (Months 5, 4, 3)         $3,709,764.12
Total Recoveries (Months 3, 2, 1)          $2,334,115.70
Net Loss / (Recoveries) for 3 Mos          $1,375,648.42 (a)

Total Balance (Months 5, 4, 3)         $1,556,928,889.85 (b)

Loss Ratio Annualized  [(a/b) * (12)]            1.0603%

Trigger:  Is Ratio > 1.5%                             No
                                                                                  May-00           Jun-00            Jul-00

B)   Delinquency Trigger:                                                      $5,225,660.08     $6,533,519.05     $6,615,852.91
     Balance delinquency 60+ days                                                   1.04029%          1.34881%          1.41677%
     As % of Beginning Pool Balance                                                 1.05839%          1.17929%          1.26862%
     Three Month Average

Trigger:  Is Average > 2.0%                           No

C)   Noteholders Percent Trigger:               3.31718%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                           No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer